UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2022

RE/MAX Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street
Denver, Colorado 80237
(Address of principal executive offices, including Zip code)

(303) 770-5531
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock $0.0001 par value per share	RMAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 5, 2022, the Board of Directors of RE/MAX Holdings Inc. (the “Company”) approved the next step in the evolution of RE/MAX technology. Certain Company subsidiaries entered into an agreement with InsideRE, LLC (“InsideRE”), the developers of kvCORE, to provide technology to RE/MAX affiliates as further discussed in Item 7.01 below. kvCORE will replace certain functionality currently provided by the booj platform. As a result, the Company expects to reduce its overall workforce by approximately 120 employees, which is approximately 17% of its total headcount, by the end of 2022. This reduction does not include personnel that the Company expects to hire as a result of the strategic investments in the Company’s Mortgage segment discussed in Item 7.01 below. As a result of this reduction, the Company expects to incur a pre-tax cash charge for one-time termination benefits, which consist of severance and related costs, between approximately $5.75 million and $6.75 million in the third quarter of 2022.

Item 7.01. Regulation FD Disclosure. *

On July 7, 2022, the Company issued a press release (the “Release”) providing an update on its strategic initiatives centered on reinvigorating U.S. agent count growth and accelerating the expansion of its growing mortgage business. The Company also announced the next step in the technological evolution of RE/MAX, LLC (“RE/MAX”) and reported key operating metrics as of June 30, 2022. The full text of the Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

RE/MAX Teams Pilot Program

RE/MAX announced a pilot program designed to attract and grow teams of real estate agents. The pilot program offers an alternative fee structure for eligible teams that is designed to support and encourage growth of medium- to large-sized teams. The alternative fee structure will initially be offered in five states (California, Florida, Maryland, New Jersey, and Texas) and will be available to new or existing teams in those states whose broker has opted into the pilot program. To be eligible, teams must have at least six members (a team leader plus at least five team members or licensed assistants) who market together and operate from the same office. The pilot program will run for one year beginning on August 1, 2022.

The pilot program adjusts certain fees that participating team members pay to RE/MAX. For eligible teams, the Continuing Franchise Fee will be reduced by half for team members and licensed assistants and the Marketing Fund Fee will also be reduced by half for team members. (Team leaders will continue to pay the full Continuing Franchise Fee and Marketing Fund Fee.) Additionally, in general, the Broker Fee for each team will be capped at $1,000 per team member, including the team leader. (Licensed assistants do not pay Broker Fee and therefore are not counted when calculating a team’s Broker Fee cap.) The team leader and each team member will pay the standard Broker Fee of 1% of their gross commissions until the team reaches the cap, at which point no further Broker Fee will be due for the remainder of the 12-month period beginning on the first day of the month in which a team joins the pilot program.

The alternative fee structure is part of a broader effort to accelerate U.S. agent count growth and to attract, retain, and grow medium- to large-sized teams. This effort includes updated technology offerings, including a module in the kvCORE platform specifically for teams and the previously announced launch of the REALTeams Solution powered by Workman Success Systems. RE/MAX also recently updated its standards that allow teams to add their team logo to RE/MAX yard signs.

RE/MAX Brokerage Mergers and Conversions Initiatives

RE/MAX has created additional financial flexibility to encourage and support transactions that result in brokerages and agents who want to convert to the RE/MAX network. RE/MAX Franchise Sales personnel have prioritized such growth through conversions and mergers and acquisitions activity. RE/MAX is actively working to identify potential candidates to connect with RE/MAX affiliates who may be interested in a merger or acquisition as well as independent brokerage candidates who want to join RE/MAX. Franchise sales personnel are empowered to help guide the parties to a mutually beneficial arrangement, which in some cases could include financial support either in the form of up-front capital to assist with conversion costs or a temporary waiver of recurring fees given the long-term nature of RE/MAX franchise contracts.

Increase Sales and Marketing Investment in Mortgage Segment

The Company is increasing its investment in its mortgage segment with the goal of accelerating growth by hiring additional sales and marketing personnel for both its Motto Mortgage and wemlo brands. The Company believes that hiring additional personnel will increase its ability to capitalize on growth opportunities. Additionally, Motto recently mandated that new Motto franchises, in most instances, must use wemlo’s processing services.

Agreement with InsideRE for kvCORE Platform and Other Technology Updates

On July 5, 2022, RE/MAX Marketing Fund, LLC and RE/MAX Promotions, Inc., the marketing fund subsidiaries of RE/MAX in the U.S. and Canada, respectively, entered into a Master Technology Services Agreement with InsideRE for the kvCORE platform. The platform will provide certain technology tools to RE/MAX brokers and agents to help them optimize their businesses. These tools include an integrated customer relationship management system with customizable websites, enhanced lead generation services, robust listing tools and presentations, a marketing autopilot feature, and business analytics. The kvCORE platform will become available in stages in Company-Owned RE/MAX regions in Canada and the U.S. beginning in the fourth quarter of 2022.

Other RE/MAX technology products will remain available and details or changes will be communicated to the RE/MAX network. These products include the RE/MAX exclusive First app and its Seller Star rating system that uses predictive analytics to help RE/MAX agents identify potential sellers, as well as certain functions of Megaphone, the RE/MAX in-house marketing tool. RE/MAX intends to integrate parts of its existing technology into kvCORE’s marketplace, including RE/MAX Hustle, a custom video tool, and Photofy, a tool enabling agents to send RE/MAX exclusive graphics and videos via social media or text.

While the Company is shifting agent-facing technology to the kvCORE platform supplemented by proprietary RE/MAX technology, the Company intends to continue to invest in and enhance the consumer-facing www.remax.com website, including lead generation and other features, primarily using in-house resources. This includes continuing to leverage geospatial data from the Company’s G73 business. The Company is evaluating options regarding the ongoing operations of its legacy Gadberry Group business.

Certain Operational Statistics

(Compared to June 30, 2021)

The Release also contained the following update on operational statistics as of June 30, 2022.

▪	Total agent count increased 2.7% to 143,939 agents
▪	U.S. and Canada combined agent count increased 185 agents to 85,679 agents
▪	Total open Motto Mortgage franchises increased 22.0% to 200 offices[1]

Item 9.01. Financial Statements and Exhibits. *

Exhibit No.	Description
99.1	Press release issued on July 7, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL)

Footnotes:

*         The information contained in Items 7.01 and 9.01 and Exhibit 99.1 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be set forth by specific reference in such filing.

1Total open Motto Mortgage franchises includes only “bricks and mortar” offices with a unique physical address with rights granted by a full franchise agreement with Motto Franchising, LLC and excludes any “virtual” offices or “branchises”.

Forward-Looking Statements

This Current Report on Form 8-K includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project," "anticipate," "may," "will," "would" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to: the Company’s expectations with respect to its workforce reduction including expected pre-tax cash charge for one-time termination benefits; the duration and availability of the Company’s teams pilot program; the Company’s broader effort to accelerate U.S. agent count growth and to attract, retain, and grow medium- to large-sized teams; the Company’s work in identifying potential candidates to connect with RE/MAX affiliates who may be interested in a merger or acquisition as well as independent brokerage candidates who want to join RE/MAX and the terms offered by franchise sales personnel to help guide the parties to a mutually beneficial arrangement; the Company’s increase in its investment in its mortgage segment and the Company’s belief that hiring additional personnel will increase its ability to capitalize on growth opportunities; the tools that will be available to RE/MAX brokers and agents on the kvCORE platform; the timing of the availability of the kvCORE platform; other RE/MAX technology products; the remax.com website; and the Company’s evaluation of options regarding the ongoing operations of its legacy Gadberry Group business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, without limitation, (1) the global COVID-19 pandemic, which continues to pose significant and widespread risks to the Company’s business, including the Company’s agents, loan originators, franchisees and employees, as well as home buyers and sellers, (2) changes in the real estate market or interest rates and availability of financing, (3) changes in business and economic activity in general, (4) the Company’s ability to attract and retain quality franchisees and the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company’s ability to enhance, market, and protect its brands, including the RE/MAX and Motto Mortgage brands, (7) the Company’s ability to implement its strategic initiatives, including technology initiatives, (8) fluctuations in foreign currency exchange rates, and (9) those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remaxholdings.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: July 7, 2022	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer